EXHIBIT 10.1

PHILLIPS-VAN HEUSEN CORPORATION
PERFORMANCE INCENTIVE BONUS PLAN
(As Amended Through May 1, 2008)

1.

Purpose.  The purposes of the Plan are to induce certain senior executive employees of the Company and its Subsidiaries to remain in the employ of the Company and its Subsidiaries, to attract new individuals to enter into such employ and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2.

Definitions.

(a)

Defined Terms.  The following words as used in the Plan shall have the meanings ascribed to each below.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “cause”, the definition contained therein shall govern.

“Change in Control” means the first to occur of the following events:

(1)

Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company,

(III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

(2)

Individuals who, as of the date hereof, constitute the Board (such Board, and any Board consisting of individuals who hereafter replace such individuals or otherwise join the Board in accordance with the terms of the proviso to this sentence, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)

Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such  Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination or to the extent that such Business Combination has been approved within 30 days thereafter by at least a majority of the Incumbent Board, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

(4)

The approval by the stockholders of the Company of a complete liquidation or a dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

“Company” means Phillips-Van Heusen Corporation, a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means each fiscal year of the Company, as set forth in the Company’s books and records.

“Participant” means each senior executive officer of the Company or a Subsidiary designated by the Committee to participate in the Plan from time to time, as provided herein.

“Performance Cycle” means each Fiscal Year or such shorter period as may be designated by the Company from time to time.

“Performance Objective” means any one or more of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  Performance Objectives may be established at Company, subsidiary or business unit levels.  The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

“Person” means person such as term is used in Sections 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the Phillips-Van Heusen Corporation Performance Incentive Bonus Plan, as set forth herein and as may be amended from time to time.

“Retirement” means the termination of a Participant’s employment with the Company and all of its Subsidiaries (A) other than for Cause or by reason of his or her death and (B) on or after the earlier to occur of (x) the first day of the calendar month in which his or her 65th birthday shall occur and (y) the date on which he shall have attained his or her 55th birthday and completed 10 years of employment with the Company and/or any of its Subsidiaries.

“Subsidiary” has the meaning ascribed to such term in Section 424(f) of the Code.

(b)

Interpretation.

(i)

The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

(ii)

Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

(iii)

All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

(iv)

The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

3.

Effective Date.  The Plan became effective on April 21, 2005, subject to the ratification of the Plan by the Company’s stockholders.

4.

Eligibility.  Participation in the Plan with respect to any Performance Cycle shall be available only to such senior executive employees of the Company and/or one or more of its Subsidiaries as may be designated by the Committee.

5.

Committee.  The Plan shall be administered by the Committee.  The Committee shall consist of two or more members of the Board.  To the extent the Committee is taking action with respect to an award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that the Committee would be comprised solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C) of the Code.  The Committee shall be appointed annually by the Board.  The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committees, however created.  A majority of the members of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

6.

Administration.

(a)

Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan.  The Committee shall establish the Performance Objectives for any Performance Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any bonus.  Any determination made by the Committee under the Plan shall be final and conclusive.  The Committee in its sole discretion shall resolve any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder.  The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent.  The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent.  No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual’s willful misconduct.

(b)

The Chief Executive Officer of the Company, subject to such conditions, restrictions and limitations as may be imposed by the Committee, may administer the Plan with respect to employees of the Company or a Subsidiary whose compensation is not, and is reasonably not expected to become, subject to the provisions of Section 162(m) of the Code, and who are not “executive officers” for purposes of Section 303A of the New York Stock Exchange Listed Company Manual.  Any actions duly taken by the Chief Executive Officer with respect to the administration of the Plan and the qualification for and payment of bonuses to employees shall be deemed to have been taken by the Committee for purposes of the Plan.

7.

Determination of Participation, Performance Criteria and Bonuses.

(a)

Participation and Performance Criteria.  The Committee shall determine who the Participants for each Performance Cycle will be and establish the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to be eligible to receive a bonus for such Performance Cycle, within 90 days of the commencement of such Performance Cycle, or if less, prior to the expiration of 25% of the length of such Performance Cycle.

(b)

Performance Objectives.  The Committee shall establish three targets for each Performance Cycle for the Performance Objectives established by the Committee.  The three targets shall consist of a threshold (below which no bonus shall be payable), a plan level and a maximum level (above which no additional bonus shall be payable).

(c)

Bonus Percentages.  At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the bonus percentage payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum level of the applicable Performance Objective is attained.  If a level achieved falls between two of the target levels, a Participant shall receive a bonus based on a straight line interpolation between the bonuses for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established.  The bonus percentages represent the percentage of a Participant’s base salary as in effect on the October 31 that coincides with or immediately precedes the last day of the Performance Cycle that he or she shall be entitled to receive as a bonus if specified Performance Objective targets are attained.  Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum bonus percentages that may be established for any Performance Cycle.  Bonus percentages may differ from Participant to Participant in any Performance Cycle and a Participant’s bonus percentages may change from year to year, but with respect to each Participant for each Performance Cycle, the bonus percentage for attaining the maximum level of the applicable Performance Objective shall exceed the bonus percentage for attaining the plan level of the applicable Performance Objective, which, in turn, shall exceed the bonus percentage for attaining the threshold level of the applicable Performance Objective.  In determining the bonus percentage for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his past, present and potential contribution to the Company and its Subsidiaries, his seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

(d)

Termination of Employment During or After Performance Cycle.

i)

If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the bonus that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

ii)

If a Participant’s employment terminates during a Performance Cycle for which he was determined to be Participant by reason of his or her disability, such Participant shall receive the bonus, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

iii)

If a Participant’s employment terminates during a Performance Cycle by reason of his or her Retirement, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

iv)

If a Participant’s employment terminates during a Performance Cycle for any reason other than death, disability or Retirement, such Participant shall receive no bonus for such Performance Cycle.

v)

If a Participant’s employment terminates after the end of a Performance Cycle but prior to the date of payment of a bonus for any reason, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

(e)

Determination of Bonuses.  The Committee shall determine whether any Performance Objective targets were achieved for a Performance Cycle, which Participants shall have earned bonuses as the result thereof, and the bonus percentage such Participants are entitled to no later than the end of the first quarter of the Performance Cycle immediately subsequent to the Performance Cycle with respect to which the bonuses were earned.  With respect to bonuses intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the bonus that the applicable Performance Objective targets and any other material terms were in fact satisfied.  Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

(f)

Change In Control.  Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive a bonus equal to the bonus payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

(g)

Absolute Maximum Bonus.  Notwithstanding any other provision in the Plan to the contrary, the maximum bonus that may be paid to any Participant under the Plan with respect to any fiscal  year may not exceed $4,000,000.

(h)

Unusual or Nonrecurring Events.  Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the bonus intended to be paid.  With respect to any bonus intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the bonus to fail to qualify as performance-based compensation.

8.

Payment.

(a)

Timing.  Payment of any bonus to a Participant shall be made (i) in the case of a bonus payable in accordance with Section 7(d)(i), within 30 days of the Participant’s death, (ii) in the case of a bonus payable in accordance with the provisions of Section 7(d)(ii), (iii), (v) or (vi) within 30 days following the Committee’s determination and certification pursuant to Section 7(e) that the applicable targets for the preceding Performance Cycle were achieved, that the bonus was earned and what bonus percentage the Participant is entitled to or (iii) in the case of a bonus payable in accordance with the provisions of Section 7(f), within 30 days of the Change in Control.

(b)

Forfeiture.  Except as otherwise set forth in Section 7(d) or in the case of a Change of Control, in order to remain eligible to receive a bonus, a Participant must be employed by the Company at the end of a Performance Cycle.

(c)

Form of Payment.  All bonuses payable under the Plan, if any, shall be payable in cash.  All amounts hereunder shall be paid solely from the general assets of the Company.  The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

9.

General Provisions of the Plan.

(a)

Term of the Plan.  The Plan shall be effective with respect to Fiscal Years 2005 through 2009 and shall terminate upon the payment of all bonuses, if any, earned with respect to Fiscal Year 2009, unless the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2009 Annual Meeting of Stockholders shall approve the continuation of the Plan.

(b)

Amendment and Termination.  Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company’s stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

(c)

Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death.  Such designation may be changed or canceled at any time without the consent of any such beneficiary.  Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.  If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)

Withholding.  Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

10.

No Right of Continued Employment.  Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

11.

No Limitation on Corporate Actions.  Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any bonuses paid under the Plan.  No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

12.

Miscellaneous.

(a)

Nonalienation of Benefits.  Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan.  The Company’s obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company’s assets or (ii) any corporation or other entity into which the Company may be merged or consolidated.  The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(b)

Severability.  If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(c)

Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.